SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K



                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        June 13, 1996



                            DeSoto, Inc.
        (Exact name of registrant as specified in its charter)


                               Delaware
                    (State of incorporation)

               1-1915                          36-1899490
   (Commission File Number No.)       (I.R.S. Employer Identification



      900 E. Washington Street, Joliet, Illinois    60433
      (Address of Principal Executive Offices)    (Zip Code)

                          815-727-4931
      (Registrant's Telephone Number, Including Area Code)



                                                         PAGE 2


ITEM 5. Other Events

      At a meeting on June 13, 1996, the Board of Directors of DeSoto, Inc. (the "Company") adopted a resolution amending the Rights Agreement dated as of February 20, 1989 between the Company and Harris Trust and Savings Bank. The resolution is attached hereto as Exhibit 4.













































                                                       PAGE 3




                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DeSOTO, INC.
                                    (Registrant)



                                By: Anne E. Eisele
                                    _____________________________
                                    Anne E. Eisele
                                       President and
                                         Chief Financial Officer




    July 10, 1996
         Date



                          DeSOTO, INC.


                          EXHIBIT INDEX





           Exhibit No.

               4 Resolution adopted on June 13, 1996 by the Board of Directors of the Company amending the Rights Agreement dated as of February 20, 1989 between the Company and Harris Trust and Savings Bank.





































                                                       Exhibit 4



      RESOLVED, that the Board of Directors of the Company does not intend for the execution and performance of the Agreement and Plan of Reorganization between the Company and Keystone Consolidated Industries, Inc. ("Keystone"), the Voting Agreement between Keystone and Coatings Group, Asgard Ltd. and certain other stockholders, the Stockholders' Agreement among Keystone, such stockholders and Contran Corporation, the Preferred Stockholder Waiver and Consent Agreement between such stockholders and Keystone, and the Warrant Conversion Agreement between such stockholders and Keystone (collectively, the "Keystone Merger Agreements") and the consummation of the transaction contemplated thereby to result in any "Person" becoming an "Acquiring Person" or a "Section 11(a)(ii) Event" or a "Section 13 Event" as such terms are defined in the Rights Agreement, dated as of February 20, 1989, between the Company and Harris Trust and Savings Bank, as amended, and otherwise wishes to facilitate such transactions and, therefore, such Rights Agreement be, and hereby is amended by (i) deleting the penultimate sentence of Section 27; and (ii) adding the following after Section 33:

      "Section 34 Keystone Merger. Notwithstanding anything in this Agreement to the contrary, the execution and performance of the Agreement and Plan of Reorganization between Keystone Consolidated Industries, Inc. ("Keystone") and the Company (the "Merger Agreement"), the Voting Agreement between Keystone and Coatings Group, Inc., Asgard Ltd. and certain other stockholders, the Stockholders' Agreement among Keystone, such stockholders and Contran Corporation, the Preferred Stockholder Waiver and Consent between such stockholders and Keystone, and the Warrant Conversion Agreement between Keystone and such stockholders and the consummation of the transactions contemplated thereby shall not result in any Person becoming an Acquiring Person or the occurrence of the Distribution Date or the occurrence of a
Section 11(a)(ii) Event or a Section 13 Event. In addition, upon the occurrence of the Effective Time, as such term is defined in the Merger Agreement, this Agreement shall terminate without action by any Person and all outstanding Rights shall be null and void."